UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2012, the Board of Directors of VeriSign, Inc. (“Verisign” or the “Company”) approved amendments, effective July 25, 2012, to the Fifth Amended and Restated Bylaws of VeriSign, Inc. In addition to conforming changes, the restated Bylaws reflect the following amendments:

1.	Revision of a provision relating to the record date to permit the Company to set separate record dates for stockholders entitled to receive notice of a meeting and stockholders entitled to vote at a meeting.

2.	Revision of a provision relating to the conduct of business to provide that the Board of Directors may, at its discretion, adopt rules and regulations for the conduct of any meeting of stockholders. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to convene the meeting, determine the order of business and procedure at the meeting, including such rules and regulation of the manner of voting and the conduct of discussion.

3.	Clarification that if a nominee for director in an election in which directors are elected by a majority of the votes cast is not elected and the nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors.

4.	Clarification that, other than business properly included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act of 1934, eligible stockholders may only bring nominations or other business before an annual meeting of stockholders in compliance with the notice procedures set forth in Article I, Section 13 of the Bylaws.

5.	Revision of a provision relating to timely stockholder notice of nominations or other business to be properly brought by a stockholder before an annual meeting of stockholders. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date of the corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. In no event shall the public announcement of an adjournment or postponement of an annual meeting of or a new record date for an annual meeting commence a new time period for the giving of a stockholder’s notice. Additionally, if the Company increases the number of directors to be elected to the Board of Directors without a public announcement that names all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the date of the corporation’s proxy statement release to stockholders in connection with the previous year’s annual meeting of stockholders, then a stockholder’s notice with respect to nominees for any new position created by such increase for election will be considered timely if delivered within 10 days of when the public announcement is first made by the Company.

6.	Revision of a provision relating to the information required in a stockholder’s notice of nominations or other business to be brought before an annual meeting of stockholders to expand the information that must be included. Additional information regarding each beneficial owner, if any, on whose behalf the business is proposed or nomination is made, and any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert with, must also be provided. Any change in the information disclosed pursuant to a stockholder’s notice of nominations or other business must be reported by the disclosing party no later than the tenth (10th) day following the relevant record date, and thereafter within two business days of any change.

7.	Revision of a provision relating to timely stockholder notice of nominations or other business to be properly brought by a stockholder before a special meeting of stockholders. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting.

8.	Addition of a provision relating to nominees for election or re-election as a director specifying that nominees, and any person on whose behalf the nomination is being made, must deliver a written questionnaire with respect to such person’s background and qualifications. A written representation and agreement relating to such person’s compliance with applicable laws and corporate policies and lack of undisclosed voting commitments and compensation arrangements must also be provided.

9.	Clarification that upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairperson or Vice-Chairperson of the Board of Directors or the President or Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.01	Sixth Amended and Restated Bylaws of VeriSign, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: July 31, 2012	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 3.01	Sixth Amended and Restated Bylaws of VeriSign, Inc.

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